UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 4, 2007 (April 30, 2007)

CRESTED CORP.
(Exact Name of Company as Specified in its Charter)

Colorado	0-8773	84-0608126
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 2: Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 30, 2007, Crested Corp. (“Crested”) and its parent U.S. Energy Corp. (“USE”), and certain of their private subsidiary companies, completed the sale of uranium assets by closing the February 22, 2007 Asset Purchase Agreement (the “APA”) with sxr Uranium One Inc. (“Uranium One,” headquartered in Toronto, Canada with offices in South Africa and Australia (Toronto Stock Exchange and Johannesburg Stock Exchange, “SXR”)), and certain of its private subsidiary companies. As used in this report, Uranium One refers to that entity as well as its subsidiaries that are parties to the APA, and Crested and USE refer to those entities, as well as their subsidiaries that are parties to the APA. The APA is an exhibit to the Form 8-K filed on February 23, 2007.

At closing, Crested and USE sold their uranium assets (the Shootaring Canyon uranium mill in Utah, unpatented uranium claims in Wyoming, Colorado, Arizona and Utah (and geological data information related to the sold claims), and Crested’s and USE’s contractual rights with Uranium Power Corp. (“UPC”), to subsidiaries of Uranium One, for consideration (purchase price) comprised of:

Consideration received at closing:

Cash and Uranium One stock:

•	$750,000 cash (paid in advance on July 13, 2006).

•	6,607,605 Uranium One common shares. On the April 30, 2007, the Uranium One common shares closed at CAD $16.65 per share on the TSX (approximately USD$15.04).

•
$6,606,000, comprised of (i) $5,020,900 as a “UPC-Related Payment” to pay Crested and USE for transferring to Uranium One their contractual rights with UPC; and (ii) $1,585,100 in reimbursements for Crested’s and USE’s property expenditures from July 10, 2006.

(i) UPC-Related Payment:
•  $3,013,600 as the net present value of $3,100,000 in future cash payments owed by UPC to Crested and USE under the purchase and sale agreement for UPC to buy a 50% interest in certain of Crested and USE’s mining properties (as well as the mining venture agreement between Crested and USE, and UPC, to acquire and develop additional properties, and other agreements). At February 22, 2007, the future payments amount was $4,100,000, however, prior to the date of this report, UPC paid Crested and USE $1,000,000 of that amount.

and

•  $2,007,300 as the net present value of the 1,500,000 shares of UPC stock to have been issued in the future by UPC to Crested and USE under the purchase and sale agreement. The UPC stock was priced at a 5.25% annual discount rate applied to the volume weighted average closing price of UPC stock for the ten trading days ended April 25, 2007.

(ii)	Reimbursements:

•	$1,585,100 for property acquisition and exploration costs, and Shootaring Mill holding expenses.

Net cash paid to Crested and USE was $6,602,700 after deduction of $3,300 for pro rated property taxes paid by Crested and USE. Of the cash paid as reimbursable costs, $88,000 was escrowed for resolution of work related to some of the mining claims.

Assumption of assumed liabilities:

•
Uranium One has assumed certain specific liabilities associated with the sold assets, including (but not limited to) those future reclamation liabilities associated with the Shootaring Canyon Mill in Utah, and the Sheep Mountain properties. Crested and USE’s cash bonds in the approximate amount of $6,883,300 will be released and the cash will be returned by the regulatory authorities. Receipt of these amounts is expected in the near future.

Payments which may be received in the future:

•
$20,000,000 cash when commercial production occurs at the Shootaring Canyon Mill (when the Shootaring Canyon Mill has been operating at 60% or more of its design capacity of 750 short tons per day for 60 consecutive days).

•
$7,500,000 cash on the first delivery (after commercial production has occurred) of mineralized material from any of the claims sold to Uranium One on April 30, 2007 (excluding existing ore stockpiles on the properties).

•
From and after commercial production occurs at the Shootaring Canyon Mill, a production payment royalty (up to but not more than $12,500,000) equal to five percent of (i) the gross value of uranium and vanadium products produced at and sold from the mill; or (ii) mill fees received by Uranium One from third parties for custom milling or tolling arrangements, as applicable. If production is sold to a Uranium One affiliate, partner, or joint venturer, gross value shall be determined by reference to mining industry publications or data.

All consideration paid and to be paid, will be primarily paid to USE, for itself and as agent for Crested and the several private subsidiaries of Crested and USE that were parties to the APA. Pursuant to a cash flow sharing arrangement on certain of the properties and joint ownership on others the cash proceeds will in principal be divided equally between Crested and USE.

Crested’s and USE’s joint venture holds a 4% net profits interest on Rio Tinto’s Jackpot uranium property located on Green Mountain in Wyoming. This interest is not included in the APA.

Crested and USE, and Uranium One, have entered into an agreement by which, for two years, Uranium One has the first opportunity to earn into or fund uranium property interests which may in the future be owned or acquired by Crested and USE outside the five mile area surrounding each of the properties sold to Uranium One on April 30, 2007.

Section 9.01 Financial Statements and Exhibits

(b)	Pro Forma Financial Information

Basis of Presentation.The pro forma financial statements filed with this report reflect what the Crested’s financial position would have been had the transaction with sxr Uranium One closed on January 1, 2006. The audited balance sheet and statement of operations at December 31, 2006, and their then ended, have been condensed. The accompanying pro forma combined condensed consolidated balance sheet and statement of operations have been presented as if the disposal had occurred on January 1, 2006.

Basic earnings per share are based upon the weighted average number of common shares outstanding. Diluted earnings per common share are based on the assumption that all of the common stock options and purchase warrants were converted into common shares using the treasury stock method. There are no differences in net earnings for purposes of computing basis and diluted earnings per share as conversion of the common stock options and purchase warrants would have no effect on net earnings.

CRESTED CORP.
CONDENSED PRO FORMA BALANCE SHEET
(Unaudited)
ASSETS

	December 31,	Uranium Once	Adjusted
	2006	Closing	Pro Forma
CURRENT ASSETS:
Cash and cash equivalents	$3,236,600		$3,236,600
Marketable Securities		49,700,300	$49,700,300
Accounts receivable	72,200		72,200
Deferred tax assets	7,442,500	(7,442,500)	--
	10,751,300	42,257,800	53,009,100

INVESTMENTS IN AFFILIATES
Affiliated companies	4,280,400	(602,500)	3,677,900

PROPERTIES AND EQUIPMENT	--	--	--

DEFERRED TAX ASSETs	91,300	--	91,300

	$15,123,000	$41,655,300	$56,778,300

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Current debt to affiliate	$13,277,200	$(5,602,700)	$7,674,500
Income Taxes Payable		13,952,900	13,952,900
Liabilities held for resale	1,204,900	(1,204,900)	--
	14,482,100	7,145,300	21,627,400

COMMITMENT TO FUND EQUITY INVESTEES	215,600	--	215,600

ASSET RETIREMENT OBLIGATION	51,000	--	51,000

COMMITMENTS AND CONTINGENCIES

FORFEITABLE COMMON STOCK, $.001 par value
15,000 shares issued, forfeitable until earned	10,100	--	10,100

SHAREHOLDERS' DEFICIT
Preferred stock, $.001 par value;
100,000 shares authorized none issued or outstanding	--	--	--
Common stock, $.001 par value; 100,000,000 shares
authorized; 17,167,704 and 17,149,298
shares issued and outstanding	17,200	--	17,200
Additional paid-in capital	11,844,400	--	11,844,400
Accumulated deficit	(11,497,400)	34,510,000	23,012,600
	364,200	34,510,000	34,874,200
	$15,123,000	$41,655,300	$56,778,300

CRESTED CORP.
STATEMENTS OF OPERATIONS
(Unaudited)
	December 31,	Uranium One	Adjusted
	2006	Closing	Pro Forma

REVENUES:	$--	$--	$--

COSTS AND EXPENSES:
Accretion of asset retirement obligation	113,000	--	$113,000
Change in estimate of asset retirement obligation	(8,500)	--	(8,500)
General and administrative	531,000	--	531,000
	635,500	--	635,500
Gain BEFORE INVESTMENT
AND PROPERTY TRANSACTIONS	(635,500)	--	(635,500)

OTHER REVENUES AND (EXPENSES):
Interest	44,700	--	44,700
Dividends	27,000	--	27,000
Gain on sale of investment	3,794,800	--	3,794,800
Gain on sale of assets		57,107,600	57,107,600
Cost of sale of assets		(1,202,200)	(1,202,200)
Loss on write off of fixed assets	(10,000)	--	(10,000)
Loss on exchange of Enterra Acquisition shares	(1,354,200)	--	(1,354,200)
(Loss) gain on sale of marketable securities	(324,300)	--	(324,300)
(Loss) gain on valuation of derivatives	(223,600)	--	(223,600)
Gain on sale of U.S. Energy stock	2,023,800	--	2,023,800
Litigation settlement	(3,500,000)	--	(3,500,000)
	478,200	55,905,400	56,383,600

(LOSS) GAIN BEFORE EQUITY LOSS,
AND INCOME TAXES	(157,300)	55,905,400	55,748,100

EQUITY IN LOSS OF AFFILIATE	(3,625,600)	--	(3,625,600)

(LOSS) INCOME BEFORE
INCOME TAXES	(3,782,900)	55,905,400	52,122,500

INCOME TAXES:
Current benefit from (provision for)	100,000	(7,442,500)	(7,342,500)
Deferred Benefit ( provision for)	7,533,800	(13,952,900)	(6,419,100)
	7,633,800	(21,395,400)	(13,761,600)

NET INCOME (LOSS)	$3,850,900	$34,510,000	$38,360,900

PER SHARE DATA
NET INCOME (LOSS) PER SHARE, BASIC	$0.22	$2.01	$2.24

NET INCOME (LOSS) PER SHARE, DILUTED	$0.22	$2.01	$2.24

BASIC WEIGHTED AVERAGE
SHARES OUTSTANDING	17,153,282	17,146,306	17,124,568

DILUTED WEIGHTED AVERAGE
SHARES OUTSTANDING	17,711,842	17,161,306	17,124,568

Notes to Pro forma financial statements:

Pro forma adjustments are necessary to reflect the assumed effect of the disposition on the balance sheet as of December 31, 2006 and the statement of operations as of December 31, 2006 assuming the disposition was consummated on January 1, 2006. The accompanying pro forma balance sheet and statements of operations reflect the following adjustments:

1.        The Condensed Consolidated Pro Forma Balance Sheet at December 31, 2006 has been taken from the audited financial statements included in the Company's Annual Report on Form 10-K for the period then ended. In the opinion of the Company, the accompanying financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of the Company had the closing of the sxr Uranium One transaction closed on January 1, 2006.

2.         Upon the close of the sxr Uranium One sale the cash bonds held as collateral for the asset retirement obligations on the properties were returned to Crested and USE. The total amount of the cash received was $7,458,300. All these funds were returned to USE but will be shared with Crested on a 50 - 50 basis. As the division of the cash will happen after the close the accounting treatment is shown as a reduction of the amount Crested owes USE and a gain of $3,729,200 gain on the sale of the assets in the Pro Forma financial statements.

3.        As of December 31, 2006 certain liabilities were classified as “held for sale” as a result of management’s belief that the transaction with sxr Uranium One was more likely than not to close during the subsequent twelve months. These liabilities were the asset retirement obligations on the uranium properties in Wyoming. The amount carried as current liabilities held for sale at December 31, 2006 was $1,204,900.

Upon closing of the sxr Uranium One transaction on April 30, 2007, the Company was relieved of the asset retirement obligations which were transferred with the sold assets. One half of the relief of this obligation is credited against the Company’s investment in USECC Joint Venture which is a operating joint venture between Crested and USE with the balance as an increase to the amount due to USE.

4.        On July 13, 2006 sxr Uranium One, pursuant to the terms of the agreement, gave the Crested and USE a $750,000 refundable deposit. Upon closing this amount becomes non refundable and one half of it is due to Crested from USE so is recorded on these pro forma financials as a reduction of the amount do to USE and a gain on the sale of the assets.

5.        sxr Uranium One bought out the remaining cash and stock payment commitments from UPC which were outstanding on the sold assets. The detail for the buy out of the UPC position is as follows:

•
$3,013,600 as the net present value of $3,100,000 in future cash payments owed by UPC to USE and Crested under the purchase and sale agreement for UPC to buy a 50% interest in certain of USE and Crested’s mining properties (as well as the mining venture agreement between USE and Crested, and UPC, to acquire and develop additional properties, and other agreements). At February 22, 2007, the future payments amount was $4,100,000, however, prior to the date of this report, UPC paid USE and Crested $1,000,000 of that amount.

and

•
$2,007,300 as the net present value of the 1,500,000 shares of UPC stock to have been issued in the future by UPC to USE and Crested under the purchase and sale agreement. The UPC stock was priced at a 5.25% annual discount rate applied to the volume weighted average closing price of UPC stock for the ten trading days ended April 25, 2007.

As a result of the UPC buy out by sxr Uranium One, Crested recognized one half of these amounts, $2,510,500 in gain from the sale of assets.

On closing sxr Uranium One reimbursed Crested and USE for costs and expenses from July 10, 2006 through April 30, 2007 on the sold assets. These costs and expenses related to exploration and maintenance work performed on the mineral properties for the reimbursable period. The total amount of reimbursement paid by sxr Uranium One at closing was $1,585,100. One half of this amount, $792,600, is recorded as a gain on the sale of the assets. Net cash paid to Crested and USE was $6,602,700 after deduction of $3,300 for pro rated property taxes paid by USE and Crested. Of the cash paid as reimbursable costs, $88,000 was escrowed for resolution of work related to some of the mining claims. Crested is entitled to one half of this cash as either cash receipts or a credit on the amount it owes USE.

6.        On April 30, 2007 sxr Uranium One delivered 6,607,605 shares of its common stock to the USE. These shares were valued at the closing price on Aril 30, 2006 of $16.65 per share with a currency conversion factor of 1.1068 to 1.0 for Canadian to U.S. dollars. The total value of the common stock delivered was therefore $99,400,600. One half of this amount is due Crested and will either be distributed in cash or Crested will be given a credit on the amount it owes USE.

7.        Costs associated with the sale of the assets to sxr Uranium One for exploration and maintenance costs from July 10, 2006 through April 30, 2007 of 1,200,500 and pro-rated property taxes of $1,700 were paid by USE and are recorded as in increase in the amount owed to USE and the cost of the sale of the assets.

8.         The reconciliation of the net gain on the sale of assets is as follows:

Revenues from sale of assets to sxr Uranium One
Release of refundable deposit	$375,000
Relief from Asset Retirement Obligations	3,729,200
sxr Uranium One purchase of UPC position	2,510,500
Reimbursable Costs	792,600
Receipt of sxr Uranium One common stock	49,700,300

57,107,600

Cost of sale of assets to sxr Uranium One

Rembursable Costs	1,200,500
Pro-ration of property taxes	1,700

1,202,200

Net gain before income taxes	55,905,400

Provision for income taxes	21,395,400

Net gain on sale of assets to sxr Uranium One	$34,510,000

9.        Federal and State taxes are computed at statutory rates. The closing of the sxr Uranium One transaction utilized all the Company’s current deferred tax assets of $7,422,500. The provision for taxes as a result of the close of the sxr Uranium One transaction is therefore $21,663,300. The actual taxes due and payable, after the utilization of all the Company’s NOL’s is $14,220,800.

(d) Exhibits. None

Section 5: Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
Crested has no employees and shares in fifty percent of the costs associated with USE’s employees. On May 2, 2007, USE, with the approval of its board of directors of the recommendation of the compensation committee (independent directors), paid a $4,887,000 gross cash bonus to all employees for extraordinary service related to the April 30, 2007 sale of the uranium assets to sxr Uranium One. Included in the cash bonus were executive officers (amounts shown are gross payments): Keith G. Larsen ($799,000); Mark J. Larsen ($709,800); Harold F. Herron ($709,800); Robert Scott Lorimer ($709,500); and general counsel Steven R. Youngbauer ($403,300). Additionally the four outside directors each received a $40,000 bonus: H. Russell Fraser, Michael Feinstein, Michael C. Anderson; and Allen S. Winters. The outside directors’ bonus was approved by the non-independent directors; the compensation committee did not make a recommendation on bonuses paid to its members. The balance of the cash bonus, paid to employees, was generally equivalent to one year’s gross salary for 2006. Crested is obligated to pay one half of these bonuses.

Also on May 2, 2007, USE, with the approval of its board of directors upon the recommendation of the compensation committee, paid a total of $649,500 in taxes owed by officers and employees, upon the release to them by USE, of a total of 177,600 forfeitable shares and 2,460 dividend shares of common stock of U.S. Energy Corp. for a total release of 180,060 forfeitable shares.

These shares had been issued to individuals in the early 1990s, and have been recorded at issue dates on the books as compensation expense, but the stock was held by the company; recognition of income by the recipients was deferred pending vesting upon retirement total disability or death. The board of directors has amended the arrangement, which is a compensation plan, to allow release of the shares (fully vested) as of May 2, 2007. U.S. Energy Corp. had agreed in the 1990s to pay taxes, when commercially feasible, on the shares when released to the individuals. The taxes paid for the individuals were $29,700 (Keith G. Larsen); $276,300 (Harold F. Herron); and $261,900 (Robert Scott Lorimer). Also in connection with the payment of such taxes for the individuals, U.S. Energy Corp. reimbursed the estate of John L Larsen for $213,800 of taxes recently paid by the estate upon release of forfeitable shares to the estate following Mr. Larsen’s passing in September 2006; and reimbursed Daniel P. Svilar $162,300 for taxes he paid following release of forfeitable shares to him upon his retirement in January 2007. Payment by U.S. Energy Corp. of all such taxes, at such time as the forfeitable shares were released to the recipients, was approved by the board of directors in the early 1990s at such time as the payment of the taxes was commercially feasible. The plan has not been operative (no forfeitable shares have been issued) for many years, and it is not expected that more forfeitable shares will be issued in the future.

U.S. Energy Corp. will file, in the immediate future, an amended proxy statement for the 2007 Annual Meeting, to seek ratification by the shareholders of (i) the board of directors’ amendment of the plan to permit the release of the forfeitable shares to the officers and other employees, prior to their retirement or other termination of service; (ii) the payment to the IRS by the company, on behalf of the individuals, of the taxes owed by the individuals as a result of the release of the shares; and (iii) the reimbursement of the amounts paid to the estate of John L. Larsen and Daniel P. Svilar, as well as the reimbursement of approximately $23,000 paid to former director Don C. Anderson upon his retirement in January 2007 (to pay the taxes he owed as result of the delivery of his forfeitable shares to him).

Certificates for the shares (which have been held by the company for many years) have not been delivered to the individuals now in service. If the shareholders give the ratification disclosed in general terms in the preceding paragraph, the certificates will be delivered to the individuals who are now in service. If the shareholders do not give their ratification, then the certificates in those individuals’ names will be retained by the company, and the company will seek either a refund from the IRS or pursue a credit from the IRS for future taxes the company will owe.

If ratification is not obtained from the shareholders, the prior delivery of the certificates for the shares issued to the estate of John L. Larsen, Daniel P. Svilar, and Don C. Anderson will not be affected, but those individuals will be asked to refund, to the company, the tax reimbursements they have already received.

If the USE shareholders give their ratification as outlined above, then Crested will be obligated to pay one-half of the expenses under its sharing arrangement with USE.

Item 8. 01 Other Events.

As disclosed above, the closing of the transaction with Uranium One resulted in taxes due and payable by U.S. Energy Corp. of $27,293,200, after the utilization of all the Company’s NOL’s. In order to satisfy this tax obligation, and to prevent the Company from being deemed an “investment company” for purposes of the Investment Company Act of 1940, as amended, U.S. Energy Corp. signed on May 4, 2007 a contract to sell (to two Canadian financial institutions) 4,400,000 of the Uranium One shares for net proceeds (after commission and bulk sale discount) of Cdn $67,320,000. Closing is expected on or before May 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: May 4, 2007	By:	/s/ Keith G. Larsen
Co-Chairman